EXHIBIT 4.2

                             THE COMPANIES ACT, 1956

                           A COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                            REDIFF.COM INDIA LIMITED

I.       The name of the Company is REDIFF.COM INDIA LIMITED. (@)

II. The Registered Office of the Company will be situated in the State of Maharashtra.

III.     The Main Objects of the Company is established are:

         A. THE MAIN OBJECTS WHICH THE COMPANY WILL PURSUE ON ITS INCORPORATION ARE:

              1. To carry on and undertake the business of providing on line information services in various languages via electronic and other forms of communication for local and other subscribers in India and abroad and to deal in all materials connected therewith. (@)

         B.   OBJECTS INCIDENTAL OR ANCILLARY TO ATTAINMENT OF THE MAIN OBJECTS:

              1. To deal in export, import, buy, sell and or otherwise deal, manufacture, develop in or carry on business in raw materials, semi finished material or finished material, software, used or useful in connection with publication of Electronic Data/Computer Floppies/disks/cassettes and printing of books, newspaper, journal, magazines, periodicals, directories souvenirs, year books, etc.

              2. To carry on and undertake the business of publishers of dailies, weeklies, fortnightly, newspapers, periodicals, journals, magazines, directories, souvenirs, year books and other literary works in the Electronic and other forms in any language and on any subject and marketing including exports markets sell/distribute such published items to subscribers in India & abroad.

              3. To work as Consultants on Marketing, Advertising and Publicity and Sales Promotion and undertake such work on behalf of Companies, Corporations, Local Authorities, Government or any other Customers.

              4. To undertake all type of work in the area of Public Relations, Press Relations and Editorial Publicity.

         @ Amended vide Resolution passed at the Annual General Meeting held on 13th August, 1999.

              5. To plan and carry out training and Educational Programmes within the areas of Advertising Publicity, Marketing, Mass Communications and the applied Arts.

              6. To organise Meetings and classes, Conferences and competitions to ascertain the popularity of the products on their own or on their own or on behalf of the customers, to organise door-to-door publicity and train personnel for the same.

              7. To assist customers in their Sales Promotion, Market Research Programmes, Recruitment of personnel furnishing with advertisement and Publicity layouts, write-ups and other materials necessary for effective Sales Promotion.

              8. Generally to carry on business as Advertisers, Publishers, Canvassers etc. and to undertake all such work which falls within the purview of modern methods of advertising publicity propaganda, mass communication, marketing including exports market and the applied Arts.

              9. To employ Artists, Authors, Photographers and other personnel required for the efficiently carrying out the objects of the Company and to remunerate them from time to time, to enter into Agreements with them laying down the terms and conditions of employment, remuneration, etc. etc.

              10. To receive money on deposit, merely for the purpose of financing the Company's business on interest or otherwise and to lend and advance money and give credit to such persons and on such terms as may seem expedient and in particular to customers and others having dealing with the Company and to guarantee the payment of money or the performance of any obligation or contract.

              11. To lend money with or without security to such companies, firms or persons, and on such terms as may seem expedient and in particular to customers of and others having dealings with the Company and to guarantee the performance of contracts by any persons, firms or companies. Provided that the Company shall not carry on the Banking business as defined under the Banking Companies Act.

              12. To borrow or raise or secure the payment of money in such manner as the company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the company's property (both present and future), including its uncalled capital and to purchase, or redeem, any such securities.

              13. To guarantee the payment or repayment of any money or performances of any contracts or obligations by any person, firm or company, including such companies which are or may come under the management or control of the Company, and also to give guarantee in respect of any financial arrangement that may be made by or on behalf of such Company and if thought fit to secure or support such guarantee by mortgage, pledge or hypothecation of any properties of the Company or to mortgage, pledge or hypothecate any properties of the Company as security for any advance to be made to, or any debits or obligations of any person, firm or company.

              14. To draw, make, accept, endorse, discount, execute and issue promissory Notes, Bills of Exchange, Bills of Lading, Warrants, Debentures and other negotiable or transferable instruments.

              15. To invest or otherwise deal with the funds Company and from time to time to vary or realise such investments.

              16. To remunerate the servants of the Company and others out of and in proportion to the profits of the Company or otherwise as the Company may think fit.

              17. To remunerate any person or company for services rendered or to be rendered in acting as trustees for debentures or debenture stock holders or placing or assisting to place or guarantee the placing of any of the shares in the Company's capital, or any debentures, debenture stock or other securities of the Company in or about the formation or promotion of the Company or the conduct of its business or for guaranteeing payment of such debentures or debenture stock and interest.

              18. To appoint attorneys and agents whether by commission or otherwise and constitute agencies and sub-agencies of the Company in India or elsewhere.

              19. To allot shares in this Company to be considered as fully or partly paid up in payment for any property of whatever description which the Company may acquire or in exchange of services rendered or technical know-how or goodwill.

              20. To adopt such means of making known to the public the business of the Company as may seem expedient and in particular by advertising in the press, by circulars and by publication of books and periodicals.

              21. To apply for and to acquire any statutory or other powers, rights or concessions.

              22. To provide public or private amusements and entertainments upon any property of the Company.

              23. To acquire or construct, work, maintain, alter, use, deal with and to sell, let or dispose of any property and/or interest.

              24. To acquire and undertake and to work the whole or any part of the business, property and liabilities of any person, firm or company carrying on (or in the case of a company formed to carry on) any business which the company is authorised to carry on, or possessed of property suitable for the purposes of this company.

              25. To enter into partnership or into any agreement for sharing, profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise with any person, firm or company carrying on or engaged in or about to carry on or engage in any business or transaction which this company is authorised to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit this company and to take, subscribe for or otherwise acquire shares, debentures, and securities of any such company and to hold, sell, re-issue with or without guarantee or otherwise deal with the same.

              26. To acquire from any supreme, municipal, local or other Government or Authority or from any body or person any concession, charter, contract, right or privilege which may seem desirable for the furtherance of any object of the company and to make any arrangement which may seem desirable for the last named purpose with any such Government, Authority, body or person and to comply with, work, sell or otherwise turn to account any such concession, charter, contract, right or privilege.

              27. To sell, improve, manage, work develop, exchange, lease, mortgage, charge hypothecate, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the company.

              28. To carry on any other trade or business of any description whatsoever (manufacturing, trading or otherwise) which may seem to the company capable of being advantageously or conveniently carried on including manufacturing of Capital or Consumers Goods in connection with business of the Company or otherwise calculated, directly or indirectly, to enhance the value of any of the Company's property and rights for the time being or to promote the interests of the company.

              29. To amalgamate with any other company having objects altogether or in part similar to those of this Company.

              30. To do all or any of the above things as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents or otherwise, and either along or in conjunction with others, and to establish agencies or branches for the purposes of the Company's business in such place or places as may be considered necessary, and to transact general agency business.

              31. To establish and support or to aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit employees or ex-employees of the Company or its predecessors in business or the relative or dependents of such persons and great pensions or allowances and to subscribe or guarantee money for charitable or benevolent object or for any exhibition or for any public, general or useful object.

              32. To pay out of the funds of the Company the costs and expenses of and incidental to the promotion, formation and establishment and registration of the Company.

              33. To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares, fully or partly paid debentures or debenture stock (redeemable or perpetual) or securities of any other company having objects altogether or in part similar to those of this Company and to distribute any such shares, debentures, debenture stock or securities amongst the Members of the Company and either by way of dividends or upon any return of Capital.

              34. To acquire for such consideration as the Company shall think fit in India or Overseas secret process, inventions, protections, patents, brevets d'invention and rights in the nature of patent rights therein, the acquisition of which may seem advantageous or beneficial to the Company and to test, use exercise, develop or grant licenses in respect of or otherwise turn to account the property rights or information so acquired.

              35. To produce, distribute or exhibit in India or abroad cinematographs, motion pictures, etc. and for that purpose engage services of Artists, staff and other personnel required.

              36. To acquire by purchase, lease, exchange, hire or otherwise any lands, tenements and premises of any tenure, or interest in the same whether subject or not to any charges or encumbrances and to hold or to sell, let, alienate, mortgage, change or otherwise deal with all or any such lands, tenements or premises.

              37. To construct, erect and maintain either by the Company or other parties, sewers, roads, streets, brick-kilns and works, buildings, houses, flats, show-rooms and shops and all other works, erections and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and generally to alter and to improve the lands and other property or the Company.

              38. To let on lease any such premises or parts thereof and to provide such facilities for the occupiers whether members or tenants thereof as are commonly provided in residential flats, business offices or hotels.

              39. To grant easements, profits, a pander or other rights in over or under the said lands and to acquire such right in, over or under any adjoining lands.

              40. To enter into foreign or local collaboration, to start any industry or business either in India or abroad.

              41. To depute any person abroad or in the country or to call for any other person either from abroad of from this country and pay for all such expenses.

              42. To start, acquire or build new hotels, boarding houses, clubs, restaurants, cinema houses, theatres, or any other places of recreation.

              43. To acquire any agency rights, distributorships, etc. for goods of any nature i.e. capital consumer's otherwise.

              44. To purchase from within the country or import from abroad machinery for manufacturing or resale and also to sell machinery that may be purchased or imported for manufacturing purposes.

              45.  To sell or hire out machineries installed-either old or new.

              46. Generally to do all such other things as may appear to be incidental or conducive to the attainment of the above object or any of them in any part of the world either along or in conjunction with other objects of the Company mentioned hitherto.

         C.   OTHER OBJECTS:

              1. To deal in shares, stock, Government papers, Debentures, Debenture stock and securities of all kinds on its own account or as agents for others, for ready or forward deliveries and also to underwrite any shares, Debentures or Debenture stock.

              2. To carry on the business of trading through Electronic Commerce i.e. commercial transactions on the Internet facilitating buying and selling or otherwise dealing in all kinds of merchandise and services including books & publications, audio & video products, tourism, jewelry, confectioneries and other food items, personal & heath care products stationary, consumer utility products, clothings, watches, sports goods, flowers, computers & computer related accessories and electronic items.(**)

              3.   a.   To engage in the  business of data  processing,
                        software development, computer consultancy and software supply services.

                   b. To engage in any business relating to access or computer resource (as defined under any law relating to information technology).

                   c. To engage in any Information Technology - enabled business including relating to the Internet, Intranet, Extranet, Outernet or any developments thereof and all interactive services. (@)

IV.      The liability of the members is limited.

V. "The Authorized share capital of the company is Rs. 12,00,00,000 (Rupees Twelve Crores) divided into 2,40,00,000(Two Crores Forty Lakhs) equity shares of Rs. 5 each with power to increase and reduce the capital of the Company and to divide the shares in the capital for the time being into several classes and attach thereto respectively such preferential, deferred, qualified or special rights, privileges or conditions as may be determined by or in accordance with the Articles of Association of the Company for the time being and to vary, modify or abrogate any such rights, privileges or conditions in such manner as may be permitted by the Companies Act, 1956 or by the Articles of Association of the Company for the time being." (~)(#)(%)

         (Amended vide Resolution passed at the Extra-Ordinary General Meeting held on 20th March, 1998).

         (**) Amended vide Resolution passed at the Extra-Ordinary General Meeting held on 6th July, 1998.

         (@) Amended vide Resolution passed at the Annual General Meeting held on 13th August, 1999.

         (~) Amended vide Resolution passed at the Extra-Ordinary General Meeting held on 6th January, 2000.

         (#) Amended vide Resolution passed at the Extra-Ordinary General Meeting held on 3rd May, 2000.

         (%) Amended vide Resolution passed at the Annual General Meeting held on 9th August, 2004.

We, the several persons whose names, addresses and descriptions are hereunder subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.


----- ------------------------------- ---------------- ---------- -----------------------
Sr     Name, Address, Description &    No. of Equity   Signature    Signature, Name,
No         Occupation if any of         Shares taken    of the     Address Description
               Subscribers.               by each     Subscribers  & Occupation if any
                                        Subscriber.                  of the Witness.
----- ------------------------------- ---------------- ---------- -----------------------

1            AJIT BALAKRISHNAN              100          SD/-       WITNESS TO BOTH:

              S/O.THAYYAMBALI              EQUITY
                                                                          SD/-

               BALAKRISHNAN              SHARES OF
                                                                    BHARAT M. PENDSE
            26 D, SAGAR SANGEET           RS.10/-
                                            EACH                       S/O.MADHAV
                  COLABA,                                               S.PENDSE

              BOMBAY 400 025                                         31, PREM MILAN,

                 BUSINESS                                           87-B, NEPEAN SEA
                                                                          ROAD

                                                                     BOMBAY 400 006

                                                                        CHARTERED
                                                                       ACCOUNTANT


2               ARUN NANDA                  100          SD/-

           S/O.DIWAN NAROTAMLAL            EQUITY

                   NANDA                 SHARES OF

         15, TARANGINI APARTMENTS         RS.10/-
                                            EACH

            VEER SAVARKAR MARG

              BOMBAY 400 025

                 BUSINESS

                   TOTAL

                                     ----------------
                                         200 EQUITY

                                          SHARES OF

                                        RS.10/- EACH

----- ------------------------------- ---------------- ---------- -----------------------
PLACE: BOMBAY                                               DATED: 14TH DECEMBER, 1995
